EXHIBIT 16.1

                  PRITCHETT, SILER & HARDY, P.C.
                   CERTIFIED PUBLIC ACCOUNTANTS
                  555 EAST 200 SOUTH, SUITE 250
                    SALT LAKE CITY, UTAH 84102
               (801) 328-2727  - FAX (801) 328-1123




                                                        November 15,  2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

We have read the statements of Millennium Quest, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated November 14, 2005 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.